EXHIBIT 10.28
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.
January 11, 2008
Three Rivers Pharmaceuticals, LLC
301 Commerce Park Drive
Cranberry Township, PA 16066
Ladies and Gentlemen:
Reference is made to the Asset Purchase Agreement (the “Agreement”) dated as of December 19, 2007 by and between Valeant Pharmaceuticals North America (“Seller”) and Three Rivers Pharmaceuticals, LLC (“Buyer”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.
1.	Allocation Schedule. Notwithstanding any provision of Section 1.7 of the Agreement, Buyer and Seller agree that Buyer shall prepare and deliver to Seller the Allocation as promptly as practicable but in no event later than the day that [...***...] after the Closing Date. The Allocation shall become final and binding on the parties, unless Seller notifies Buyer within fifteen (15) days after receipt of such Allocation of Seller’s disagreement with such Allocation. In the event Seller timely notifies Buyer of such disagreement, the parties shall resolve such disagreement in the manner described in Section 9.3 of the Agreement. All provisions of Section 1.7 of the Agreement shall remain in full force and effect as modified hereby.
2.	Additional Assumed Contracts. The parties agree that [...***...], shall be deemed to be set forth in Section 1.1(a)(iv) of the Seller Disclosure Letter. The parties further agree that [...***...], shall be deemed to be set forth in Section 1.1(a)(iv) of the Seller Disclosure Letter.
3.	Reference to Exhibits in the Agreement. The parties agree that each of the Bill of Sale, the General Assignment, the Patent Assignment, the Trademark Assignment and the non-foreign person certificate referenced in Section 2.2(e) of the Agreement to be delivered at Closing pursuant to Sections 2.2 and 2.3 of the Agreement shall be substantially in the forms attached to the Agreement as Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F, respectively. The parties acknowledge that the foregoing exhibits are incorrectly referenced in Section 2.2 of the Agreement as Exhibit C, Exhibit D, Exhibit E, Exhibit F and Exhibit G, respectively.
4.	Section 5.10(b)(i)(A) and Section 5.10(b)(i)(B) of the Seller Disclosure Letter. Attached as Annex 1 and Annex 2 hereto are Section 5.10(b)(i)(A) and Section 5.10(b)(i)(B) of the Seller Disclosure Letter updated as of the close of business on January 11, 2008. The
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parties agree that Seller shall not be required to update Section 5.10(b)(i)(A) and Section 5.10(b)(i)(B) of the Seller Disclosure Letter for any event or change occurring after January 11, 2008.
5.	Miscellaneous.
     (a) Seller and Buyer hereby acknowledge and agree that this letter agreement constitutes an amendment to the Agreement in accordance with Section 9.5 of the Agreement.
     (b) Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this letter agreement.
     (c) Each reference to the Agreement in the Ancillary Agreements and any other ancillary agreement entered into pursuant to or in connection with the Agreement shall mean and refer to the Agreement as amended by this letter agreement.
     (d) This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles that would mandate the application of the laws of another jurisdiction.
     (e) This letter may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile or PDF signatures hereto.
     (f) Any dispute, controversy or claim arising under, out of or in connection with this letter agreement or the breach, termination or validity thereof shall be referred to and finally settled by arbitration in accordance with the terms of Section 9.3 of the Agreement.
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     If the agreements and understandings contained in this letter agreement are acceptable to Buyer, please indicate such approval by signing this letter in the space indicated below and return a fully executed copy of this letter to Seller.

Sincerely, Valeant Pharmaceuticals North America
By:	/s/Timothy C. Tyson
	Name:	Timothy C. Tyson
	Title:	President and CEO

Accepted and Agreed Three Rivers Pharmaceuticals, LLC
By:	/s/Donald J. Kerrish
	Name:	Donald J. Kerrish
	Title:	President and CEO

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Annex 1
Section 5.10(b)(i)(A)
For [...***...] following the Closing, Seller shall be financially and legally responsible for all Liabilities associated with any Product Returns for any Infergen sold by Seller prior to the Closing Date.
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Annex 2
Section 5.10(b)(i)(B)
Each of Buyer and Seller shall be financially and legally liable for Product Returns out of the Lots set forth below to the extent of Products sold out of these Lots by it.
LOT
NUMBER
[...***...]
[...***...]
[...***...]
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